MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



February 27, 2006

Roebling Financial Corp, Inc.
Route 130 South and Delaware Avenue
Roebling, New Jersey 08554


                  RE:   Registration Statement on Form S-8:
                        ----------------------------------
                        Roebling Financial Corp, Inc. 2006 Stock Option Plan Roebling Bank 2006 Restricted Stock Plan

Ladies and Gentlemen:

         We have acted as special counsel to Roebling Financial Corp, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 127,506 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 91,076 shares of Common Stock granted under the Roebling Financial Corp, Inc. 2006 Stock Option Plan, and (ii) upon the award of 36,430 shares of Common Stock under the Roebling Bank 2006 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                    Sincerely,





                                                    /s/Malizia Spidi & Fisch, PC
                                                    ----------------------------
                                                    Malizia Spidi & Fisch, PC